UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 19, 2005, Philip E. Kucera resigned as a director of the Company pursuant to the terms of the Shareholder Agreement by and between the Company and Bowne & Co. ("Bowne"), dated as of September 1, 2005 which provided, in part, that Mr. Kucera resign as a director of the Company at such time as Bowne held less than 4.7 million shares of the Company’s common stock. On December 19, 2005, pursuant to an underwritten public offering (Registration Statement No. 333-129933), Bowne sold all 9.4 million of its shares of the Company’s common stock issued to it in connection with the acquisition by the Company of Bowne’s Bowne Global Solutions business on September 1, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

10.1 Shareholder Agreement, dated as of September 1, 2005, by and among Bowne & Co., Inc., Bowne of New York City, LLC and Lionbridge Technologies, Inc. (filed as Exhibit 10.20 to Company’s Report on Form 8-K filed on September 7, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

December 19, 2005	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Vice President, General Counsel and Secretary